                                                                    EXHIBIT 99.1

                        PRO FORMA FINANCIAL INFORMATION

    The following Unaudited Pro Forma Condensed Combined Statement of Operations for the three months ended March 31, 2001 gives effect to the March 1, 2001 acquisition (the "Acquisition") of Avis Group Holdings, Inc. ("Avis"), which has been accounted for under the purchase method of accounting. The Unaudited Pro Forma Condensed Combined Statement of Operations is based on the historical Consolidated Financial Statements of Cendant Corporation ("Cendant") and Avis under the assumptions and adjustments set forth in the accompanying explanatory notes. The Unaudited Pro Forma Condensed Combined Statement of Operations assumes the Acquisition occurred on January 1, 2001.

    Since Avis and Cendant were consolidated as of March 1, 2001, the results of operations of Avis between January 1, 2001 and February 28, 2001 were combined with Cendant's results of operations to report the pro forma results of operations for the three month period ended March 31, 2001. All intercompany transactions have been eliminated on a pro forma basis. Historically, Avis paid Cendant for services Cendant provided related to call centers and information technology and for the use of Cendant trademarks.

    The Pro Forma adjustments reflect the disbursement of $33 in cash for each share of Avis common stock outstanding to Avis stockholders. Cendant made payments totaling approximately $994 million, including payments to Avis stockholders ($937 million), and direct expenses related to the transaction
($40 million) inclusive of the net cash obligation related to Avis stock options settled prior to consummation. The purchase price also includes the fair value of Cendant options exchanged with certain fully-vested Avis option holders who elected not to exercise their options as part of the Acquisition. The Pro Forma Condensed Combined Statement of Operations reflects the purchase price being funded by $600 million in debt with the remaining amount provided by cash.

    In addition, Cendant assumed approximately $7.5 billion of Avis' net debt ($6.8 billion of which relates to vehicle financing).

    Management believes that the assumptions used provide a reasonable basis on which to present the Unaudited Pro Forma Condensed Combined Statement of Operations. Cendant has completed other acquisitions and dispositions which are not significant and accordingly have not been included in the accompanying Unaudited Pro Forma Condensed Combined Statement of Operations. The Unaudited Pro Forma Condensed Combined Statement of Operations may not be indicative of the results that would have occurred if the Acquisition had been in effect on the dates indicated or which may be obtained in the future.

    The Unaudited Pro Forma Condensed Combined Statement of Operations should be read in conjunction with the historical Consolidated Financial Statements and accompanying notes for Cendant and Avis.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 2001
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                HISTORICAL
                                               HISTORICAL          AVIS            PURCHASE     PRO FORMA
                                                CENDANT     JAN 1--FEB 28, 2001   ADJUSTMENTS   COMBINED
                                               ----------   -------------------   -----------   ---------
REVENUES
  Service fees, net                              $  893            $  27              $(34)a     $  886
  Vehicle--related                                  398              594                --          992
  Other                                              12               20                -- b         32
                                                 ------            -----              ----       ------
Net revenues                                      1,303              641               (34)       1,910

EXPENSES
  Operating                                         433              174               (34)a        573
  Vehicle depreciation, lease charges and
    interest, net                                   181              284                --          465
  Selling, general and administrative               293              115                --          408
  Other depreciation and amortization                95               23                 2 d        120
  Other charges--
    Restructuring and other unusual charges         186               --                --          186
    Litigation settlement and related costs          11               --                --           11
    Merger--related costs                             8               --                --            8
  Non-vehicle interest, net                          57               78                 1 c        136
                                                 ------            -----              ----       ------
Total expenses                                    1,264              674               (31)       1,907

Net gain on disposition of businesses               435               --                --          435
                                                 ------            -----              ----       ------
INCOME (LOSS) BEFORE INCOME TAXES, MINORITY
  INTEREST AND EQUITY IN HOMESTORE.COM              474              (33)               (3)         438
Provision (benefit) for income taxes                189              (10)               (2)e        177
Minority interest, net of tax                        13               --                --           13
Losses related to equity in Homestore.com,
  net of tax                                         18               --                --           18
                                                 ------            -----              ----       ------
INCOME (LOSS) FROM CONTINUING OPERATIONS         $  254            $ (23)             $ (1)      $  230
                                                 ======            =====              ====       ======
CD COMMON STOCK INCOME PER SHARE
INCOME PER SHARE FROM CONTINUING OPERATIONS--
  Basic                                          $ 0.29                                          $ 0.26
  Diluted                                        $ 0.28                                          $ 0.25

WEIGHTED AVERAGE SHARES OUTSTANDING--
  Basic                                             790                                             790
  Diluted                                           830                                             830

MOVE.COM COMMON STOCK INCOME PER SHARE
INCOME PER SHARE FROM CONTINUING OPERATIONS--
  Basic                                          $10.41                                          $10.41
  Diluted                                        $10.13                                          $10.13

WEIGHTED AVERAGE SHARES OUTSTANDING--
  Basic                                               2                                               2
  Diluted                                             3                                               3

   SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
                                  STATEMENTS.

                          NOTES TO UNAUDITED PRO FORMA
                   CONDENSED COMBINED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 2001
                             (DOLLARS IN MILLIONS)

(a) Elimination of amounts paid by Avis to Cendant for services related to call centers and information technology and for the use of trademarks.

(b) Elimination of Cendant's earnings attributable to its investment in Avis.

(c) Interest expense on the acquisition financing ($7), net of amortization of fair value adjustment on acquired debt ($4) and reversal of Avis' amortization of debt related costs ($2).

(d) Amortization of goodwill generated on the excess of fair value over the net assets acquired on a straight-line basis over 40 years, net of reversal of Avis' amortization of pre-acquisition goodwill and amortization of other identifiable intangibles resulting from the allocation of purchase price on a straight-line basis over 20 years.

(e) Income tax effect of the pro forma adjustments and other pro forma adjustments at an estimated statutory rate of 38.5% (not including adjustments for non-deductible goodwill).

                                 * * * * * * *